UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024 (February 12, 2024)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2024, Ensysce Biosciences, Inc., a Delaware corporation (the “Company”), entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of its existing warrants to purchase up to an aggregate of 3,601,752 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), issued to the Holders on May 12, 2023 and having an exercise price of $3.637 per share (the “Existing Warrants”).

The shares of Common Stock issuable upon exercise of the Existing Warrants are registered pursuant to an effective registration statement on Form S-1 (File No. 333-271480).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 3,601,752 shares of Common Stock at a reduced exercise price of $1.31 per share in consideration of the Company’s agreement to issue new unregistered Series A Warrants (the “Series A Warrants”) to purchase up to 3,601,752 shares of Common Stock and new unregistered Series B Warrants (the “Series B Warrants”) to purchase up to 3,601,752 shares of Common Stock (collectively, the “New Warrant Shares”). The Series A Warrants will have an exercise price of $1.06 per share, will be exercisable immediately upon issuance and have a term equal to eighteen months from the date of issuance. The Series B Warrants will have an exercise price of $1.06 per share, will be exercisable immediately upon issuance and will expire on May 12, 2028.

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares issuable upon the exercise of the Series A Warrants and Series B Warrants (the “Resale Registration Statement”), as soon as practicable after the closing date. Pursuant to the Inducement Letter, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the U.S. Securities and Exchange Commission (in each case, subject to certain exceptions) until the earlier to occur of 90 days after the closing date or the day following the date that the closing price on ten (10) consecutive trading days equals or exceeds $1.57 per share of Common Stock. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the closing date (subject to an exception).

The gross proceeds to the Company from the exercise of the warrants were approximately $4.7 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering occurred on February 14, 2024.

In connection with the execution of the Inducement Letter, the Company entered into a waiver (the “Waiver”) to a Securities Purchase Agreement (the “SPA”) it had entered into as of October 23, 2023, in connection with notes and warrants issued thereunder. The SPA contained restrictions on the Company’s ability to undertake certain transactions, which included entering into the Inducement Letter. The Waiver permitted the Company to enter into the Inducement Letter but required full repayment of the notes issued under the SPA with a premium following closing of the transaction contemplated thereby.

The Company previously entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the above-mentioned transaction. The Company will pay Wainwright (i) an aggregate cash fee equal to $200,000, (ii) $20,000 for non-accountable expenses, (iii) $30,000 for reasonable and documented out-of-pocket fees and expenses of its counsel, and (iv) $15,950 for clearing fees. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation, unregistered warrants to purchase up to 252,123 shares of Common Stock, equal to 7.0% of the aggregate number of shares of Common Stock (or warrants) placed in the transaction (the “Placement Agent Warrants”). The Placement Agent Warrants expire on May 12, 2028, and have an exercise price of $1.6375 per share of Common Stock (equal to 125% of the reduced exercise price per Existing Warrant).

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The foregoing summaries of the Inducement Letter, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the Waiver do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the Waiver are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the issuance of the Series A Warrants, Series B Warrants, and Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Series A Warrants, Series B Warrants, and Placement Agent Warrants and the shares of Common Stock issuable upon exercise of such warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01. Other Events.

On February 13, 2024, the Company issued a press release announcing the pricing of the offering described above in Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A/B Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Inducement Letter Agreement, dated as of February 12, 2024 by and between Ensysce Biosciences, Inc. and the Holders
10.2	Waiver, dated February 12, 2024, under the Securities Purchase Agreement dated October 23, 2023
99.1	Press Release, dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2024

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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